Exhibit 4.2

E.I. DU PONT DE NEMOURS AND COMPANY

$500,000,000 1.700% Senior Notes due 2025

$500,000,000 2.300% Senior Notes due 2030

FIRST SUPPLEMENTAL INDENTURE

Dated as of May 15, 2020

to

INDENTURE

Dated as of May 15, 2020

U.S. BANK NATIONAL ASSOCIATION

Trustee

Table of Contents

Page

ARTICLE I

Definitions

Section 1.01. Definition of Terms	2

ARTICLE II

General Terms of the Notes

Section 2.01. Designation and Principal Amount	5

Section 2.02. Further Issues	6

Section 2.03. Maturity	6

Section 2.04. Interest	6

Section 2.05. Global Securities	6

Section 2.06. Form of Notes; Denomination	6

Section 2.07. Depositary	6

ARTICLE III

Optional Redemption

Section 3.01. Optional Redemption	7

Section 3.02. Applicability of Certain Redemption Provisions in Base Indenture	7

ARTICLE IV

Change of Control

Section 4.01. Change of Control	7

ARTICLE V

Covenants

Section 5.01. Limitation on Liens	8

Section 5.02. Sale and Leaseback Transactions	8

Section 5.03. Merger, Consolidation and Sale of Assets	8

ARTICLE VI

Events of Default

Section 6.01. Events of Default	9

Page

ARTICLE VII

Amendment, Supplement and Waiver

Section 7.01. Without the Consent of Holders	9

Section 7.02. With the Consent of Holders	9

ARTICLE VIII

Satisfaction and Discharge; Defeasance

Section 8.01. Satisfaction and Discharge of Indenture	9

Section 8.02. Defeasance and Covenant Defeasance upon Deposit of Moneys or U.S. Government Obligations	9

ARTICLE IX

Miscellaneous

Section 9.01. Ratification of Base Indenture	9

Section 9.02. Trust Indenture Act Controls	9

Section 9.03. Effects of Headings and Table of Contents	10

Section 9.04. Successors and Assigns	10

Section 9.05. Separability Clause	10

Section 9.06. Benefits of the First Supplemental Indenture	10

Section 9.07. Counterpart Originals	10

Section 9.08. Governing Law; Waiver of Jury Trial	10

Section 9.09. Force Majeure	10

Section 9.10. U.S.A. Patriot Act	11

Section 9.11. Trustee	11

Exhibits

EXHIBIT A – Form of Global 2025 Note
EXHIBIT B – Form of Global 2030 Note

FIRST SUPPLEMENTAL INDENTURE, dated as of May 15, 2020 (this “First Supplemental Indenture”), between E.I. du Pont de Nemours and Company, a Delaware corporation (the “Company”), and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).

WITNESSETH

WHEREAS, the Company executed and delivered to the Trustee the Indenture, dated as of May 15, 2020 (the “Base Indenture” and, as supplemented by this First Supplemental Indenture, the “Indenture”), between the Company and the Trustee, providing for the issuance by the Company from time to time of one or more series of its debt securities (the “Securities”);

WHEREAS, the Base Indenture provides, among other things, that by means of a supplemental indenture, the Company and the Trustee may, without the consent of Holders, establish the form, title and terms of Securities of any series in accordance with the Base Indenture;

WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to establish two new series of Securities under the Base Indenture to be designated as the “1.700% Senior Notes due 2025” (the “2025 Notes”) and the “2.300% Senior Notes due 2030 (the “2030 Notes and, together with the 2025 Notes, the “Notes”);

WHEREAS, the form, title and terms of the Notes shall be set forth in this First Supplemental Indenture in accordance with the terms of the Base Indenture;

WHEREAS, the Board of Directors of the Company, pursuant to the Unanimous Written Consent, dated April 27, 2020, has duly authorized the issuance of the Notes and has authorized the proper officers of the Company to execute and deliver any and all instruments and documents necessary or advisable to effect such issuance;

WHEREAS, this First Supplemental Indenture is being entered into pursuant to Sections 3.01 and 14.01 of the Base Indenture; and

WHEREAS, all acts and things necessary to make this First Supplemental Indenture a valid agreement according to its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been done and performed, and the execution of this First Supplemental Indenture and the issuance hereunder of the Notes has been duly authorized in all respects.

NOW THEREFORE, in consideration of the premises and the purchase of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Base Indenture, the forms, titles and terms of the Notes, the Company covenants and agrees with the Trustee, as follows:

ARTICLE I

DEFINITIONS

For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b) each term defined in the Base Indenture has the same meaning when used in this First Supplemental Indenture; provided, however, that if a term is defined both herein and in the Base Indenture, the definition in this First Supplemental Indenture shall govern with respect the Notes;

(c) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and

(d) references to “Article” or “Section” or other subdivisions herein are references to an Article, Section or other subdivisions of this First Supplemental Indenture.

Section 1.01. Definition of Terms. Unless the context otherwise requires, the terms defined in this Section 1.01 shall for all purposes of this First Supplemental Indenture have the meanings hereinafter set forth:

2025 Notes:

The term “2025 Notes” has the meaning specified in the recitals of this First Supplemental Indenture.

2025 Regular Record Date:

The term “2025 Regular Record Date” has the meaning specified in Section 2.04(a) of this First Supplemental Indenture.

2030 Notes:

The term “2030 Notes” has the meaning specified in the recitals of this First Supplemental Indenture.

2030 Regular Record Date:

The term “2030 Regular Record Date” has the meaning specified in Section 2.04(b) of this First Supplemental Indenture.

Base Indenture:

The term “Base Indenture” has the meaning specified in the recitals of this First Supplemental Indenture.

Below Investment Grade Rating Event:

The term “Below Investment Grade Rating Event” means the applicable series of Notes is rated below an Investment Grade Rating by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of such series of Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred with respect to a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Agency or Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

Business Day:

The term “Business Day” means any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or required by law or regulation to close in the City of New York.

Change of Control:

The term “Change of Control” means the occurrence of any of the following:

(i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries taken as a whole to any Person or Group other than the Company or one of its subsidiaries;

(ii) the approval by the holders of the Company’s voting stock of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the Indenture); or

(iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person or Group becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding voting interests in the Company’s capital stock.

Change of Control Offer:

The term “Change of Control Offer” has the meaning specified in Section 4.01(a) of this First Supplemental Indenture.

Change of Control Payment:

The term “Change of Control Payment” has the meaning specified in Section 4.01(a) of this First Supplemental Indenture.

Change of Control Payment Date:

The term “Change of Control Payment Date” has the meaning specified in Section 4.01(b) of this First Supplemental Indenture.

Change of Control Triggering Event:

The term “Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

Company:

The term “Company” has the meaning specified in the preamble of this First Supplemental Indenture.

Exchange Act:

The term “Exchange Act” means the United States Securities Exchange Act of 1934, and the rules and regulations promulgated by the SEC thereunder and any statute successor thereto, in each case as amended from time to time.

Fitch:

The term “Fitch” means Fitch Ratings Inc. and its successors.

Group:

The term “Group” means a group of related persons for purposes of Section 13(d) of the Exchange Act.

Indenture:

The term “Indenture” has the meaning specified in the recitals of this First Supplemental Indenture.

Investment Grade Rating:

The term “Investment Grade Rating” means, with respect to Fitch, a rating equal to or higher than BBB- (or its equivalent under any successor rating categories of Fitch), with respect to Moody’s, a rating equal to or higher than Baa3 (or its equivalent under any successor rating categories of Moody’s) and, with respect to S&P, BBB- (or its equivalent under any successor rating categories of S&P), or, if the Notes are not then rated by Fitch, Moody’s or S&P, an equivalent investment grade credit rating by any additional Rating Agency or Rating Agencies selected by the Company.

Issue Date:

The term “Issue Date” means May 15, 2020.

Moody’s:

The term “Moody’s” means Moody’s Investors Service, Inc. and its successors.

Notes:

The term “Notes” has the meaning specified in the recitals of this First Supplemental Indenture.

Rating Agencies:

The term “Rating Agencies” means (i) each of Fitch, Moody’s and S&P; and (ii) if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a credit rating agency registered as a “nationally recognized statistical rating organization” with the SEC, selected by the Company as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

S&P:

The term “S&P” means S&P Global Ratings and its successors.

SEC:

The term “SEC” means the U.S. Securities and Exchange Commission.

Securities:

The term “Securities” has the meaning specified in the recitals of this First Supplemental Indenture.

Trustee:

The term “Trustee” has the meaning specified in the preamble of this First Supplemental Indenture.

ARTICLE II

GENERAL TERMS OF THE NOTES

Section 2.01. Designation and Principal Amount.

(a) There is hereby authorized and established two new series of Securities under the Base Indenture, designated as the “1.700% Senior Notes due 2025” and the “2.300% Senior Notes due 2030”, which are not limited in aggregate principal amount.

(b) There are initially to be authenticated and delivered (i) $500,000,000 aggregate principal amount of the 2025 Notes and (ii) $500,000,000 aggregate principal amount of the 2030 Notes.

Section 2.02. Further Issues. Notwithstanding the initial aggregate principal amounts set forth in Section 2.01(b) of this First Supplemental Indenture, the Company may, from time to time without the consent of the Holders of the applicable series of Notes, issue additional notes of such series having the same ranking, interest rate, maturity and other terms as the previously issued Notes of such series, except for the issue date and, under certain circumstances, the public offering price and the initial Interest Payment Date. Any additional notes of the applicable series having such similar terms, together with the previously issued Notes of such series, will constitute a single series of Securities under the Indenture; provided, however, that, in the event that additional notes of the applicable series are not fungible with the previously issued Notes of such series for U.S. federal income tax purposes, the Company shall cause such additional notes to be issued with a separate CUSIP number or other applicable identifying number so that they are distinguishable from such previously issued Notes of such series. No additional notes of the applicable series may be issued if an Event of Default has occurred and is continuing with respect to the Notes of such series.

Section 2.03. Maturity.

(a) The 2025 Notes will mature on July 15, 2025.

(b) The 2030 Notes will mature on July 15, 2030.

Section 2.04. Interest.

(a) The 2025 Notes will bear interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from the Issue Date or the most recent Interest Payment Date to which interest has been paid or duly provided for at the rate of 1.700% per annum, payable semiannually in arrears on January 15 and July 15 of each year, commencing on January 15, 2021 to the person in whose name the note is registered at the close of business on the immediately preceding January 1 and July 1, respectively (whether or not a Business Day) (each, a “2025 Regular Record Date”).

(b) The 2030 Notes will bear interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from the Issue Date or the most recent Interest Payment Date to which interest has been paid or duly provided for at the rate of 2.300% per annum, payable semiannually in arrears on January 15 and July 15 of each year, commencing on January 15, 2021 to the person in whose name the note is registered at the close of business on the immediately preceding January 1 and July  1, respectively (whether or not a Business Day) (each, a “2030 Regular Record Date”).

Section 2.05. Global Securities. Each series of Notes will initially be issued in the form of one or more permanent Global Securities in definitive, fully registered form.

Section 2.06. Form of Notes; Denomination. The 2025 Notes and the Trustee’s certificate of authentication to be endorsed thereon are to be substantially in the form set forth in Exhibit A hereto. The 2030 Notes and the Trustee’s certificate of authentication to be endorsed thereon are to be substantially in the form set forth in Exhibit B hereto. Each series of Notes shall be issued and may be transferred only in minimum denominations of $2,000 or any integral multiple of $1,000 in excess thereof.

Section 2.07. Depositary. The Depository Trust Company, a New York corporation, will initially act as Depositary with respect to each series of Notes.

ARTICLE III

OPTIONAL REDEMPTION

Section 3.01. Optional Redemption.

(a) The 2025 Notes shall be redeemable at the option of the Company as set forth under the heading “Optional Redemption” in the form of security set forth in Exhibit A hereto.

(b) The 2030 Notes shall be redeemable at the option of the Company as set forth under the heading “Optional Redemption” in the form of security set forth in Exhibit B hereto.

Section 3.02. Applicability of Certain Redemption Provisions in Base Indenture. The provisions of Article IV of the Base Indenture shall be applicable to any redemption of Notes pursuant to this Article III.

ARTICLE IV

CHANGE OF CONTROL

Section 4.01. Change of Control. (a) If a Change of Control Triggering Event occurs with respect to a series of Notes, unless the Company has exercised its option to redeem such series of Notes in accordance with Section 3.01 of this First Supplemental Indenture, the Holders of such series of Notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or any integral multiple of $1,000 in excess thereof) of their Notes pursuant to an offer described in this Section 4.01 (the “Change of Control Offer”). In the Change of Control Offer, the Company will be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to, but excluding, the date of purchase (the “Change of Control Payment”).

(b) Within 30 days following any Change of Control Triggering Event with respect to a series of Notes or, at our option, prior to a Change of Control but after the public announcement of the pending Change of Control, the Company shall mail, or cause to be mailed, or otherwise deliver in accordance with the applicable procedures of DTC, a notice to Holders of such series of Notes and the Trustee describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase such Notes on the date specified in the notice, which date will be no earlier than 10 days and (unless delivered in advance of the occurrence of such Change of Control Triggering Event) no later than 60 days from the date such notice is mailed or delivered (the “Change of Control Payment Date”), pursuant to the procedures required herein and described in such notice. The notice shall, if mailed or otherwise delivered prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

(c) On the Change of Control Payment Date, the Company shall, to the extent lawful: (i) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer; (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and (iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased.

(d) The Paying Agent shall promptly pay to each Holder of Notes properly tendered the purchase price for such Notes, and the Trustee shall promptly authenticate and mail or otherwise deliver in accordance with the applicable procedures of DTC, to each such Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note shall be in a principal amount of $2,000 or any integral multiple of $1,000 in excess thereof.

(e) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.01, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.01 by virtue of such conflicts.

(f) The Company will not be required to make an offer to repurchase a series of Notes upon a Change of Control Triggering Event with respect thereto if (i) a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company, and such third party purchases all Notes properly tendered and not withdrawn under its offer or (ii) a notice of redemption for all outstanding Notes of such series has been given previous to, or concurrently with, the Change of Control in accordance with Section 3.01 of this First Supplemental Indenture unless and until there is a default in payment of the applicable redemption price.

(g) If Holders of not less than 90% in aggregate principal amount of outstanding Notes of a series validly tender and do not withdraw such Notes in connection with a Change of Control Triggering Event with respect to such series and the Company, or any third party making a repurchase offer in lieu of the Company as described in Section 4.01(f) of this First Supplemental Indenture, purchases all of the Notes of such series validly tendered and not withdrawn by such Holders, the Company or such third party will have the right, upon not less than 10 days’ nor more than 60 days’ prior notice, provided that such notice is given not more than 30 days following such repurchase date pursuant to the repurchase offer described in this Section 4.01, to redeem all Notes of such series that remain outstanding following such repurchase date on a date and at a price in cash equal to the repurchase price described in this Section 4.01.

ARTICLE V

COVENANTS

Section 5.01. Limitation on Liens. Section 6.04 of the Base Indenture shall be applicable to each series of Notes.

Section 5.02. Sale and Leaseback Transactions. Section 6.05 of the Base Indenture shall be applicable to each series of Notes.

Section 5.03. Merger, Consolidation and Sale of Assets. Section 6.06 of the Base Indenture shall be applicable to each series of Notes.

ARTICLE VI

EVENTS OF DEFAULT

Section 6.01. Events of Default. Section 7.01 of the Base Indenture shall be applicable to each series of Notes.

ARTICLE VII

AMENDMENT, SUPPLEMENT AND WAIVER

Section 7.01. Without the Consent of Holders. Section 14.01 of the Base Indenture shall be applicable to each series of Notes.

Section 7.02. With the Consent of Holders. Section 14.02 of the Base Indenture shall be applicable to each series of Notes.

ARTICLE VIII

SATISFACTION AND DISCHARGE; DEFEASANCE

Section 8.01. Satisfaction and Discharge of Indenture. Section 12.02 of the Base Indenture shall be applicable to each series of Notes.

Section 8.02. Defeasance and Covenant Defeasance upon Deposit of Moneys or U.S. Government Obligations. Section 12.03 of the Base Indenture shall be applicable to each series of Notes. If the Company exercises its “covenant defeasance” option in accordance with Section 12.03 of the Base Indenture, in addition to any covenants specified therein, the Company shall cease to be under any obligation to comply with the covenants set forth in Sections 4.01, 5.01, 5.02 and 5.03 of this First Supplemental Indenture.

ARTICLE IX

MISCELLANEOUS

Section 9.01. Ratification of Base Indenture. The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided; provided that the provisions of this First Supplemental Indenture apply solely with respect to the Notes. The rights, privileges, immunities, benefits, protections and indemnities provided to the Trustee under the Base Indenture shall apply to any action or inaction of the Trustee (acting in any capacity hereunder) in connection herewith, including in connection with the execution and delivery of this First Supplemental Indenture.

Section 9.02. Trust Indenture Act Controls. If and to the extent that any provision of this First Supplemental Indenture limits, qualifies or conflicts with the duties imposed by, or another provision included in the Indenture which is required to be included in the Indenture by any of the provisions of Sections 310 to 318, inclusive, of the Trust Indenture Act, such imposed duties or incorporated provision shall control.

Section 9.03. Effects of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 9.04. Successors and Assigns. All covenants and agreements in this First Supplemental Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their permitted successors and assigns, whether so expressed or not.

Section 9.05. Separability Clause. In case any provision in this First Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 9.06. Benefits of the First Supplemental Indenture. Nothing in this First Supplemental Indenture expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or to give to, any Person or corporation other than the parties hereto and their successors and the Holders of the Notes any benefit or any right, remedy or claim under or by reason of this First Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements in this First Supplemental Indenture contained shall be for the sole and exclusive benefit of the parties hereto and their successors and of the Holders of the Notes.

Section 9.07. Counterpart Originals. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 9.08. Governing Law; Waiver of Jury Trial. This First Supplemental Indenture and the Notes shall be deemed to be contracts made under the law of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of said State.

EACH PARTY HERETO, AND EACH HOLDER OF A NOTE BY ACCEPTANCE THEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS FIRST SUPPLEMENTAL INDENTURE.

Section 9.09. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 9.10. U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this First Supplemental Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

Section 9.11. Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

E.I. DU PONT DE NEMOURS AND COMPANY

by	/s/ Gregory R. Friedman
Name: Gregory R. Friedman
Title: Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

by	/s/ Annette Marsula
Name: Annette Marsula
Title: Vice President

[Signature Page to First Supplemental Indenture]

EXHIBIT A

FORM OF GLOBAL 2025 NOTE

[FORM OF FACE OF SECURITY]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

CUSIP No. 263534CN7

ISIN No. US263534CN75

E.I. DU PONT DE NEMOURS AND COMPANY

1.700% Senior Notes due 2025

No. ______

$_______________________

As revised by the

Schedule of Increases or Decreases in

Global Security attached hereto

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to on the reverse hereof unless otherwise indicated.

Interest. E.I. du Pont de Nemours and Company, a Delaware corporation (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of _________________ Dollars, as revised by the Schedule of Increases or Decreases in Global Security attached hereto, on July 15, 2025, and to pay interest thereon from May 15, 2020 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on January 15 and July 15 of each year, commencing on January 15, 2021 at the rate of 1.700% per annum, until the principal hereof is paid or made available for payment.

Method of Payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the 2025 Regular Record Date for such interest, which shall be the January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such 2025 Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice thereof having been given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the Corporate Trust Office in U.S. Dollars.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Authentication. Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

E.I. DU PONT DE NEMOURS AND COMPANY

by
Name: Gregory R. Friedman
Title: Chief Financial Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of authentication:

U.S. Bank National Association, as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF SECURITY]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

Indenture. This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under the Indenture, dated as of May 15, 2020 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of May 15, 2020 (herein called the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and U.S. Bank National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities of this series are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, issued initially in aggregate principal amount to $500,000,000.

Optional Redemption. Prior to June 15, 2025 (the “Par Call Date”), the Securities of this series will be redeemable as a whole at any time or in part from time to time, at the option of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed or (ii) as determined by the Company, the sum of the present values of the remaining scheduled payments of principal and interest thereon from the Redemption Date to the Par Call Date (exclusive of any accrued interest), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus, in each case, accrued and unpaid interest thereon to, but excluding, the Redemption Date. On or after the Par Call Date, the Securities of this series will be redeemable as a whole at any time or in part from time to time, at the option of the Company, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

Any redemption and notice of such redemption may, at the Company’s option, be subject to the satisfaction of one or more conditions precedent. If such redemption is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company) by the Redemption Date, or by the Redemption Date as so delayed. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.

Unless the Company defaults in payment of the redemption price, on and after the Redemption Date, interest will cease to accrue on the Securities of this series or portions thereof called for redemption.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities to be redeemed (assuming such Securities mature on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities (assuming such Securities mature on the Par Call Date).

“Comparable Treasury Price” means, with respect to any Redemption Date for the Securities of this series, (i) the average of four Reference Treasury Dealer Quotations for that Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means each of Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC or their respective affiliates, and one other primary U.S. Government securities dealer in New York City appointed by the Company (each, a “Primary Treasury Dealer”); provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by that Reference Treasury Dealer at 5:00 p.m. (New York City time) on the calculation date (as defined below).

“Treasury Rate” means, with respect to any Redemption Date for the Securities of this series, (1) the yield, which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity, for the maturity corresponding to the Comparable Treasury Issue (or if no maturity is within three months before or after the Par Call Date, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounded to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate will be calculated on the third Business Day preceding the Redemption Date (the “calculation date”).

Except as set forth herein, the Securities of this series will not be redeemable by the Company prior to their Stated Maturity and will not be entitled to the benefit of any sinking fund.

Defaults and Remedies. If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

Change of Control. If a Change of Control Triggering Event occurs with respect to the Securities of this series, unless the Company has exercised its option to redeem the Securities of this series in accordance with the provisions set forth in this Security under the heading “Optional Redemption”, Holders of the Securities will have the right to require the Company to repurchase all or any part (equal to $2,000 and any integral multiple of $1,000 in excess thereof) of their Securities as described in Article IV of the First Supplemental Indenture.

Amendment, Modification and Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment and modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities (as defined in the Base Indenture) affected by such amendment, supplement or modification voting as a single class. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Restrictive Covenants. The restrictive covenants for this Security are as specified in the Indenture. The Indenture does not limit unsecured debt of the Company or any of its Subsidiaries.

Denominations, Transfer and Exchange. The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 or any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the Registrar accompanied by a written request for transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Persons Deemed Owners. Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Miscellaneous. The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules of said State.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of increase in Principal Amount of this Global Security	Amount of decrease in Principal Amount of this Global Security	Principal Amount of this Global Security following each decrease or increase	Signature of authorized signatory of Trustee

EXHIBIT B

FORM OF GLOBAL 2030 NOTE

[FORM OF FACE OF SECURITY]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

CUSIP No. 263534CP2

ISIN No. US263534CP24

E.I. DU PONT DE NEMOURS AND COMPANY

2.300% Senior Notes due 2030

No. ______

$_______________________

As revised by the Schedule of

Increases or Decreases in

Global Security attached hereto

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to on the reverse hereof unless otherwise indicated.

Interest. E.I. du Pont de Nemours and Company, a Delaware corporation (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of _________________ Dollars, as revised by the Schedule of Increases or Decreases in Global Security attached hereto, on July 15, 2030, and to pay interest thereon from May 15, 2020 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on January 15 and July 15 of each year, commencing on January 15, 2021 at the rate of 2.300% per annum, until the principal hereof is paid or made available for payment.

Method of Payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the 2030 Regular Record Date for such interest, which shall be the January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such 2030 Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice thereof having been given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the Corporate Trust Office in U.S. Dollars.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Authentication. Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

E.I. DU PONT DE NEMOURS AND COMPANY

by
Name: Gregory R. Friedman
Title: Chief Financial Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of authentication:

U.S. Bank National Association, as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF SECURITY]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

Indenture. This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under the Indenture, dated as of May 15, 2020 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of May 15, 2020 (herein called the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and U.S. Bank National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities of this series are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, issued initially in aggregate principal amount to $500,000,000.

Optional Redemption. Prior to April 15, 2030 (the “Par Call Date”), the Securities of this series will be redeemable as a whole at any time or in part from time to time, at the option of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed or (ii) as determined by the Company, the sum of the present values of the remaining scheduled payments of principal and interest thereon from the Redemption Date to the Par Call Date (exclusive of any accrued interest), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points, plus, in each case, accrued and unpaid interest thereon to, but excluding, the Redemption Date. On or after the Par Call Date, the Securities of this series will be redeemable as a whole at any time or in part from time to time, at the option of the Company, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

Any redemption and notice of such redemption may, at the Company’s option, be subject to the satisfaction of one or more conditions precedent. If such redemption is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company) by the Redemption Date, or by the Redemption Date as so delayed. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.

Unless the Company defaults in payment of the redemption price, on and after the Redemption Date, interest will cease to accrue on the Securities of this series or portions thereof called for redemption.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities to be redeemed (assuming such Securities mature on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities (assuming such Securities mature on the Par Call Date).

“Comparable Treasury Price” means, with respect to any Redemption Date for the Securities of this series, (i) the average of four Reference Treasury Dealer Quotations for that Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means each of Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC or their respective affiliates, and one other primary U.S. Government securities dealer in New York City appointed by the Company (each, a “Primary Treasury Dealer”); provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by that Reference Treasury Dealer at 5:00 p.m. (New York City time) on the calculation date (as defined below).

“Treasury Rate” means, with respect to any Redemption Date for the Securities of this series, (1) the yield, which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity, for the maturity corresponding to the Comparable Treasury Issue (or if no maturity is within three months before or after the Par Call Date, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounded to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate will be calculated on the third Business Day preceding the Redemption Date (the “calculation date”).

Except as set forth herein, the Securities of this series will not be redeemable by the Company prior to their Stated Maturity and will not be entitled to the benefit of any sinking fund.

Defaults and Remedies. If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

Change of Control. If a Change of Control Triggering Event occurs with respect to the Securities of this series, unless the Company has exercised its option to redeem the Securities of this series in accordance with the provisions set forth in this Security under the heading “Optional Redemption”, Holders of the Securities will have the right to require the Company to repurchase all or any part (equal to $2,000 and any integral multiple of $1,000 in excess thereof) of their Securities as described in Article IV of the First Supplemental Indenture.

Amendment, Modification and Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment and modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities (as defined in the Base Indenture) affected by such amendment, supplement or modification voting as a single class. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Restrictive Covenants. The restrictive covenants for this Security are as specified in the Indenture. The Indenture does not limit unsecured debt of the Company or any of its Subsidiaries.

Denominations, Transfer and Exchange. The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 or any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the Registrar accompanied by a written request for transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Persons Deemed Owners. Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Miscellaneous. The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules of said State.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of increase in Principal Amount of this Global Security	Amount of decrease in Principal Amount of this Global Security	Principal Amount of this Global Security following each decrease or increase	Signature of authorized signatory of Trustee

B-9